SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC  20549

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934

    Date of Report (Date of earliest event reported) April 17, 1997



                        Natural MicroSystems Corporation
             ______________________________________________________
             (Exact name of registrant as specified in its charter)



          Delaware                  0-23282             04-2814586
  ______________________________________________________________________
  (State or other jurisdiction of    (Commission     (IRS Employer
   incorporation or organization)    File Number)  Identification Number)



               8 Erie Drive, Natick, Massachusetts         01760
       ____________________________________________________________
       (Address of principal executive offices)          (Zip Code)


                                 (508) 650-1300
              ____________________________________________________
              (Registrant's telephone number, including area code)








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          ITEMS 1 to 3        Not applicable.

          ITEM 4    Changes in Registrants Certifying Accountants

          (a) On April 17, 1997 the Board of Directors of Natural MicroSystems Corporation (The Registrant) upon recommendation of its Audit Committee approved a change in the Registrant's independent accountants from KPMG Peat Marwick LLP to Coopers & Lybrand L.L.P. effective for the fiscal year ending December 31, 1997.

               The following information is provided in response to
          Item 304(a) (1) of Regulation S-K:

                       1. None of the reports of KPMG Peat Marwick LLP on the Registrant's financial statements for the past two years contained an adverse opinion or a disclaimer of opinion or was qualified or modified as to uncertainty, audit scope or accounting principles.

                       2. In connection with its audits for the two most recent fiscal years and through April 17, 1997, there were no disagreements or events with KPMG LLP of the type required to be disclosed by Item 304 (a) (1) (iv) or (v).

             The registrant has requested that KPMG Peat Marwick LLP furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of such letter, dated April 24, 1997, stating that firm's agreement with items 1 and 2 above is filed as Exhibit 16.1 to this Form 8K.

          ITEMS   5 and 6.  Not applicable

          ITEM 7 Financial Statements and Exhibits

                       a.      Exhibits

          Exhibit 16.1 Letter from KPMG Peat Marwick LLP to Registrant

          ITEM 8       Not applicable





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          SIGNATURES



          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                     Natural MicroSystems Corporation




          Dated: April 24, 1997      By /s/ Robert P. Schechter
                                        Robert P. Schechter
                                        President and Chief
                                        Executive Officer

          Dated: April 24, 1997      By /s/ John F. Kennedy
                                        John F. Kennedy
                                        Chief Financial Officer



















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